Exhibit A

Funds	Effective Date
First Trust Preferred Securities and Income ETF	February 1, 2013
First Trust Managed Municipal ETF	April 3, 2014
First Trust Long/Short Equity ETF	August 26, 2014
First Trust Emerging Markets Local Currency Bond ETF	October 20, 2014
First Trust RiverFront Dynamic Europe ETF	February 2, 2016
First Trust RiverFront Dynamic Asia Pacific ETF	February 2, 2016
First Trust RiverFront Dynamic Emerging Markets ETF	February 2, 2016
First Trust RiverFront Dynamic Developed International ETF	February 2, 2016
First Trust Horizon Managed Volatility Domestic ETF	August 22, 2016
First Trust Horizon Managed Volatility Developed International ETF	August 22, 2016
First Trust California Municipal High Income ETF	June 16, 2017
First Trust Institutional Preferred Securities and Income ETF	August 14, 2017
First Trust Municipal High income ETF	October 26, 2017
First Trust Short Duration Managed Municipal ETF	November 1, 2018
First Trust Ultra Short Duration Municipal ETF	November 1, 2018
First Trust Merger Arbitrage ETF	February 3, 2020
First Trust Horizon Managed Volatility Small/Mid ETF	March 16, 2020
First Trust New York Municipal High Income ETF	May 11, 2021